Exhibit 23.4

CONSENT TO BE NAMED IN THE REGISTRATION STATEMENT

I hereby consent to being named in the registration statement on Form F-1(including the prospectus contained therein), and in all subsequent amendments and post-effective amendments or supplements thereto (the “Registration Statement”), of Eros International Plc, an Isle of Man company (the “Company”), as an individual to become a director of the Company. I further consent to the use of my biographical information in the Registration Statement.

Dated: March 30, 2012

Signature:	/s/ Greg Coote
Name:	Greg Coote